UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2017
HRG GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4219	74-1339132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 29th Floor New York, New York 10022
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 906-8555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on November 17, 2016, HRG Group, Inc. (the “Company” or “HRG”) and Mr. Omar Asali, President, Chief Executive Officer and a director of the Company, entered into a Transition Agreement (the “Transition Agreement”) pursuant to which Mr. Asali was expected to leave his positions with the Company and its subsidiaries in the second half of fiscal 2017.
On March 22, 2017, Mr. Asali notified the Company, and the Company accepted Mr. Asali’s notification, that he will cease his employment with the Company and resign from the board of directors of the Company and its subsidiaries effective as of 5:00 p.m. Eastern Time on April 14, 2017 (the “Effective Time”). Mr. Asali is leaving the Company to establish a private investment vehicle that will make long-term investments in private and public companies and not as a result of any disagreement with the Company or its subsidiaries.
In accordance with the Transition Agreement, for the Company’s fiscal 2017 Mr. Asali will receive a cash bonus for $3,000,000 on March 31, 2017, and Mr. Asali’s options and restricted stock that were scheduled to vest and settle in November 29, 2017, will vest and settle on March 31, 2017. Mr. Asali will also continue to receive payment of his base salary and any unpaid vacation time and unreimbursed business expenses through the Effective Time. The foregoing summary of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Transition Agreement, which is filed as Exhibit 10.1 to the Company’s Amendment No.1 to its Annual Report on Form 10-K, filed January 27, 2017.
At the Effective Time, Mr. Joseph S. Steinberg, the Chairman of the board of directors of the Company, will be appointed to the additional position of Chief Executive Officer of the Company. Mr. Steinberg will not receive compensation in connection with his service as Chief Executive Officer. In connection with such appointment, at the Effective Time, Mr. Steinberg will cease to serve as a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the Company’s board of directors. Biographical information as well as information regarding transactions with related persons concerning Mr. Steinberg can be found under Item 10 and Item 13, respectively, of the Company’s Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended September 30, 2016, filed with the Securities and Exchange Commission on January 27, 2017.
On March 22, 2017, the Company appointed Mr. Ehsan Zargar (the “Executive”), effective as of January 1, 2017, as Executive Vice President, Chief Operating Officer, General Counsel and Corporate Secretary of the Company. The Executive, age 39, joined the Company in June 2011 and was promoted to General Counsel on April 1, 2015.  In connection with the Executive’s appointment, no changes were made to the Executive’s compensation.
The Executive is a party to an employment agreement with the Company dated October 1, 2012 (the “Employment Agreement”). Pursuant to the Employment Agreement, the Executive is an at-will employee of the Company and his base salary was initially $250,000 per year, which was increased to $400,000 on April 1, 2015. The Executive is also entitled to an annual bonus based upon achievement of certain performance metrics as well as standard benefits.  The Employment Agreement also provides for standard nondisclosure, nondisparagement and cooperation obligations.
On January 20, 2017, the Company entered into a retention and severance agreement with the Executive (the “Retention Agreement”).  Pursuant to the Retention Agreement, the Executive will be entitled to receive retention payments of $2,000,000 on June 30, 2017, $1,000,000 on October 2, 2017 and $1,000,000 on the Transaction Closing Date (as defined below), in each case less applicable taxes (such payments, collectively, the “Payments”). The Payments are subject to the Executive’s continued employment with the Company on the specified dates. However, if the Executive is terminated by the Company without Cause (as defined in the Retention Agreement), or if he resigns for Good Reason (as defined in the Retention Agreement) or as a result of his death or disability, then subject to his execution and nonrevocation of the Company’s customary release, the Executive will receive the Payments, to the extent not yet paid, as well as reimbursement for COBRA coverage for up to six months.  The Executive has acknowledged and agreed that other than the Payments, he will not be entitled to any additional severance or separation pay and will not be entitled to receive any bonus for the Company’s current year or any future year, in each case whether pursuant to the Employment Agreement or otherwise.  In addition, upon termination of the Executive’s employment, (i) the Executive will be entitled to any accrued and unpaid base salary, unused vacation time and unreimbursed business expenses through the date of his termination and (ii) his unvested equity based awards will vest and his outstanding options to acquire Company stock will generally be exercisable for one year post termination, in each case subject to his execution of a release of claims. For purposes of the Retention Agreement, “Transaction Closing Date” means the date the Company closes a sale, merger, change in control or other strategic transaction involving the Company and substantially all of its assets, which shall include the Company’s beneficial ownership interests in both

Spectrum Brands Holdings, Inc. (“SPB”) and Fidelity & Guaranty Life (“FGL”) to the extent the Company beneficially owns interests in SPB or FGL on such date.
Item 7.01. Regulation FD Disclosure.
On March 22, 2017, the Company issued a press release in connection with Mr. Asali’s anticipated departure from the Company. A copy of such press release is furnished with this report as Exhibit 99.1 and is incorporated herein by reference. The information set forth in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of HRG’s filings under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.
Forward Looking Statements
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This document contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements, including those statements regarding the departure of the Company’s current CEO, the Company’s CEO succession plan, the Company’s strategic review process and the merger of Anbang Insurance Group and FGL, the FGL ongoing sale process and any expected or anticipated benefits from the foregoing matters.  As previously disclosed, strategic alternatives for the Company may include, but are not limited to, a merger, sale or other business combination involving the Company and/or its assets. HRG has not set a definitive schedule to complete its review of strategic alternatives and does not intend to provide updates until such time as it determines in its sole discretion, as required by law and/or it has entered into definitive documentation with respect to any strategic transaction. There can be no assurance that this process will result in a transaction, or if a transaction is undertaken, as to its terms or timing.
Forward-looking statements also include information concerning possible or assumed future distributions from subsidiaries, other actions, events, results, strategies and expectations and are identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Such forward-looking statements are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in or implied by such statements.
These forward-looking statements are based on the beliefs and assumptions of HRG's management and the management of HRG's subsidiaries.  Factors that could cause actual results, events and developments to differ include, without limitation: that the review of strategic alternatives at HRG will result in a transaction, or if a transaction is undertaken, as to its terms or timing; the ability of HRG's subsidiaries to close previously announced transactions, including statements regarding the closing of the merger of Anbang Insurance Group and FGL and/or the FGL ongoing sales process; the ability of HRG's subsidiaries to generate sufficient net income and cash flows to make upstream cash distributions; the decision of the boards of HRG's subsidiaries to make upstream cash distributions, which is subject to numerous factors such as restrictions contained in applicable financing agreements, state and regulatory restrictions and other relevant considerations as determined by the applicable board; HRG's liquidity, which may be impacted by a variety of factors, including the capital needs of HRG's subsidiaries; capital market conditions; commodity market conditions; foreign exchange rates; HRG's and its subsidiaries' ability to identify, pursue or complete any suitable future acquisition or disposition opportunities, including realizing such transaction's expected benefits and the timetable for, completing applicable financial reporting requirements; litigation; potential and contingent liabilities; management's plans; changes in regulations; taxes; and the risks that may affect the performance of the operating subsidiaries of HRG and those factors listed under the caption “Risk Factors” in HRG's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission.  All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized.  Neither HRG nor any of its affiliates undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results, except as required by law.

Item 9.01. Financial Statements and Exhibits.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated March 22, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HRG GROUP, INC.

By:	/s/ George Nicholson
Name:	George Nicholson
Title:	Senior Vice President, Chief Financial Officer & Chief Accounting Officer

Dated: March 22, 2017

Exhibit No.	Description
99.1	Press release, dated March 22, 2017